                                                                   Exhibit 10.32

                                AMENDMENT NO. 1

         THIS AMENDMENT NO. 1 (this "Amendment") dated as of October 28, 1998, to the Credit Agreement referenced below, is by and among AVTEAM, INC., a Florida corporation, the subsidiaries and affiliates identified herein, the lenders identified herein, and NATIONSBANK, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                                   WITNESSETH

         WHEREAS, a $70 million credit facility has been established in favor of AVTEAM, Inc., a Florida corporation (the "Borrower"), pursuant to the terms of that Credit Agreement dated as of April 30, 1998 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified therein, and NationsBank, N.A., as Administrative Agent;

         WHEREAS, the Borrower desires to make an acquisition (the "M&M Acquisition") of M&M Aircraft Services, Inc. for consideration of approximately $34.8 million (consisting of approximately $30.0 million in cash, $2.5 million in assumed debt and 350,000 shares of common stock of the Borrower), and has requested certain modifications to the Credit Agreement in connection therewith;

         WHEREAS, the requested modifications require the consent of the Required Lenders;

         WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The Credit Agreement is amended in the following respects:

                  1.1 Notwithstanding anything to the contrary contained in the Credit Agreement, for the period from the closing date of the M&M Acquisition until the date 150 days following the closing date of the M&M Acquisition, the "Applicable Percentage" under the Credit Agreement shall be (i) one and one-half percent (1.50%), in the case of the Base Rate Margin, (ii) two and three-quarters percent (2.75%), in the case of the Eurodollar Margin and Letter of Credit Fee, and (iii) one-half of one percent (0.50%) in the case of the Commitment Fee.

                  1.2 In Section 1.1, the following definitions are amended or added to read as follows:

                           "Consolidated EBITDA" means for any period for the
                  Consolidated Group, the sum of (i) for the members of the Consolidated Group other than those components which are the subject of the M&M Acquisition, Consolidated Net Income PLUS Consolidated Interest Expense PLUS all provisions for any Federal, state or other domestic and foreign income taxes
                  PLUS depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes hereof extraordinary gains and losses and related tax effects thereon, and (ii) for the components which are the subject of the M&M Acquisition, annualization of the foregoing components of Consolidated EBITDA for the period beginning January 1, 1998 (such that, (A) for the period ending June
                  30, 1998 the
                  component shall be multiplied by 2.0, (B) for the period ending September 30, 1998 the components shall be multiplied by 1.33 and (C) for the period ending December 31, 1998 and thereafter the components shall be for the period of four consecutive fiscal quarters then ending) PLUS (A) for the period ending June 30, 1998, $236,000 (representing excess owner compensation for the first two fiscal quarters of 1998) and (B) for the periods ending September 30, 1998 and December 31, 1998, $ 528,000 (representing excess owner compensation for the first three fiscal quarters of 1998) PLUS in each case for the periods ending on or before December 31, 1998, $309,000 (representing the amount of a non-recurring claim settlement made in the first two fiscal quarters of 1998). Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                                    "M&M Acquisition" shall have the meaning
                  given to such term in Amendment No. 1 to the Credit Agreement dated as of October 28, 1998.

                  1.3 Clause (ii) of Section 2.1(b)(iii) is amended to read as follows:

                                    "(ii) demonstrates a Consolidated Senior
                  Leverage Ratio of less than 4.5:1.0 for the period from the date of Amendment No. 1 (being October 28, 1998) to the date 150 days from the closing date of the M&M Acquisition, and 2.5:1.0 thereafter, in each case, on a Pro Forma Basis after giving effect to the acquisition and"

                  1.4 Section 7.9(b) regarding the Senior Leverage Ratio is amended to read as follows:

                                    (b) Consolidated Senior Leverage Ratio. As
                  of the end of each fiscal quarter to occur during the periods shown, the Consolidated Senior Leverage Ratio shall not be greater than:



                  Closing Date until the closing date of the M&M Acquisition            3.5:1.0

                  Closing date of the M&M Acquisition until the date
                  150 days from the closing date of the M&M Acquisition                4.5:1.0

                  The date 150 days from the closing date of the M&M
                  Acquisition to October 31, 1999                                      3.5:1.0

                  Thereafter                                                           3.0:1.0


                  1.5 Section 8.4(c)(ii)(A) is amended to read as follows:

                                    "(A) the Cost of Acquisition for all such
                  acquisitions shall not exceed (i) the cost of the M&M Acquisition, which shall be approximately $34.8 million (consisting of approximately $30.0 million in cash, $2.5 million in assumed debt and 350,000 shares of common stock of the Borrower), in fiscal year 1998, and (ii) $12 million in the aggregate in any fiscal year thereafter;"

        2. This Amendment shall be effective upon satisfaction of the following conditions:
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                  (a) completion of an asset based field audit of the M&M
         Acquisition with findings and results acceptable to the Administrative Agent;

                  (b) execution of this Amendment by the Credit Parties and the Required Lenders;

                  (c) receipt by the Administrative Agent of legal opinions of counsel to the Credit Parties relating to this Amendment;

                  (d) receipt by the Administrative Agent of conformed copies of the acquisition agreements relating to the M&M Acquisition and other documents relating thereto; and

                  (e) receipt by the Administrative Agent for the ratable benefit of the consenting Lenders of an Amendment Fee of 15 basis points (0.15%) on the aggregate amount of Commitments held by each of the Lenders consenting to this Amendment.

         3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         4. The Borrower agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of Florida.

                  [Remainder of Page Intentionally Left Blank]
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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                  AVTEAM, INC.,
                           a Florida corporation



                           By: /s/ Donald A. Graw
                               ----------------------------------------
                               Name:  Donald A. Graw
                               Title: President and CEO


GUARANTORS:                AVTEAM AVIATION FIELD SERVICES, INC.
                           a Florida corporation



                           By: /s/ Donald A. Graw
                               ----------------------------------------
                               Name:  Donald A. Graw
                               Title: Chairman

LENDERS                    NATIONSBANK, N.A.
                           individually in its capacity as a
                           Lender and in its capacty as Administative Agent

                           By: /s/ Steven C. Mayer
                               ---------------------------------------------
                           Name:  Steven C. Mayer
                           Title: Vice President


                           SOUTHTRUST BANK, NATIONAL ASSOCIATION

                           By: /s/ Steven W. Davis
                               ---------------------------------------------
                           Name:  Steven W. Davis
                           Title: VP


                           NATIONAL CITY BANK OF KENTUCKY

                           By: /s/
                               ---------------------------------------------
                           Name:
                           Title:


                           NATIONAL BANK OF CANADA

                           By: /s/ Frank H. D'Alto
                               ---------------------------------------------
                           Name:  Frank H. D'Alto
                           Title: Vice President


                           BANK AUSTRIA CREDITANSTALT AG
                           CORPORATE FINANCE, INC.

                           By: /s/ John G. Taylor
                               ---------------------------------------------
                           Name:  John G. Taylor
                           Title: Senior Associate

                           By: /s/ Carl G. Drake
                               ---------------------------------------------
                           Name:  Carl G. Drake
                           Title: Vice President


                           CREDITANSTALT AG

                           By:
                              ----------------------------------------------
                           Name:
                           Title:


                           USTRUST

                           By: /s/ Thomas F. Molina
                               ---------------------------------------------
                           Name:  Thomas F. Molina
                           Title: Vice President


                           BANK LEUMI LE-ISRAEL B.M., MIAMI AGENCY

                           By: /s/ Joseph F. Realini
                               ---------------------------------------------
                           Name:  Joseph F. Realini
                           Title: V.P. Chief Lending Officer